UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2009
USG CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 436-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
On June 30, 2009, the Registrant’s indirect, wholly-owned subsidiary, CGC Inc., or CGC, entered into a Canadian$30 million Credit Agreement, dated June 30, 2009, with The Toronto — Dominion Bank. The Credit Agreement allows for revolving loans (the “Revolving Loans”) and letters of credit (up to C$3 million in aggregate) in an aggregate principal amount not to exceed C$30 million. The Credit Agreement is secured by a general security interest in substantially all of CGC’s assets other than intellectual property.
Revolving Loans may be made in Canadian dollars or U.S. dollars. Revolving Loans made in Canadian dollars bear interest at a floating rate based upon the Prime Rate (as defined in the Credit Agreement) plus 1.50% or the Bankers’ Acceptance Discount Rate (as defined in the Credit Agreement) plus 3.00%, at the option of CGC. Revolving Loans made in U.S. dollars bear interest at a floating rate based upon the Base Rate (as defined in the Credit Agreement) plus 1.50% or the LIBOR rate (as described in the Credit Agreement) plus 3.00%, at the option of CGC. CGC may prepay the Revolving Loans in its discretion without premium or penalty and may be required to repay Revolving Loans under certain circumstances. The Credit Agreement terminates on June 1, 2012, unless terminated earlier in accordance with its terms.
The Credit Agreement contains customary representations and warranties and usual and customary affirmative and negative covenants that, among other things, restrict CGC’s ability to (1) incur indebtedness, (2) create liens, (3) merge or consolidate with certain entities, (4) engage to any material extent in any business other than businesses of the type, or reasonably related to the type, conducted on the date of the Credit Agreement, (5) sell, transfer, lease or otherwise dispose of all or substantially all of its assets and (6) make certain investments, loans or advances. The Credit Agreement also contains financial covenants requiring CGC to maintain specified levels of tangible net worth, current assets as a multiple of current liabilities and EBITDA as a multiple of net cash interest expense. The Credit Agreement also contains certain customary events of default, including, but not limited to, the failure to make required payments, material breaches of representations or warranties, the failure to observe certain covenants or agreements, the failure to pay or default of certain indebtedness of CGC or the Registrant, certain adverse material monetary judgments against CGC, bankruptcy or insolvency of CGC or the Registrant and a change of control of CGC. Borrowings under the Credit Agreement are subject to acceleration upon the occurrence of events of default.
The Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information disclosed under Item 1.01 of this Current Report on Form 8-K relating to the Credit Agreement is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

10.1	Credit Agreement, dated as of June 30, 2009, between CGC Inc. and The Toronto — Dominion Bank*

*	The schedules to the Credit Agreement have been omitted. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
By:	/s/ Richard H. Fleming
Richard H. Fleming,
Executive Vice President and Chief Financial Officer
Dated: July 6, 2009

EXHIBIT INDEX

Number	Description

10.1	Credit Agreement, dated as of June 30, 2009, between CGC Inc. and The Toronto — Dominion Bank*

*	The schedules to the Credit Agreement have been omitted. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission supplementally upon request.